EXHIBIT 10.1

INDEMNIFICATION AGREEMENT

This Indemnification Agreement (“Agreement”) is made as of the date hereof, or the date of the appointment to the Board of Directors, whichever shall be earlier, by and among Comtech Telecommunications Corp., a Delaware corporation (the “Company”), and _________ (“Indemnitee”).

RECITALS

WHEREAS, highly competent persons have become more reluctant to serve publicly-held corporations as directors or officers or in other capacities unless they are provided with adequate protection through insurance and/or adequate indemnification against inordinate risks of claims and actions against them arising out of their service to and activities on behalf of the corporation.

WHEREAS, the Company has determined that the increased difficulty in attracting and retaining such persons is detrimental to the best interests of the Company and that the Company should act to assure such persons that there will be increased certainty of such protection in the future.

WHEREAS, the Delaware General Corporation Law (“DGCL”), expressly provides that the indemnification provisions set forth therein are not exclusive, and thereby contemplate that contracts may be entered into between companies and members of the board of directors, officers and others with respect to indemnification.

WHEREAS, it is reasonable, prudent and necessary for the Company to contractually obligate itself to indemnify, and to advance expenses on behalf of, such persons to the fullest extent permitted by applicable law so that they will serve or continue to serve the Company free from undue concern that they will not be so indemnified.

WHEREAS, Indemnitee may not be willing to continue to serve as an officer and/or director of the Company without the additional protection provided for under this Agreement, and the Company desires Indemnitee to serve in such capacities and Indemnitee is willing to serve and continue to serve on the condition that he be so indemnified;

NOW, THEREFORE, the Company and Indemnitee do hereby agree as follows:

1.                  SERVICES TO THE COMPANY. Indemnitee has served and will serve, or continue to serve, at the will of the Company in accordance with the Bylaws, as an officer and/or director of the Company for so long as Indemnitee is duly elected or appointed or until Indemnitee tenders his or her resignation; provided, however, that nothing herein is intended to modify or alter the rights and obligations of the Company and Indemnitee under any employment agreement between the Company and Indemnitee that is now in effect or that hereafter comes into effect.

2.                  DEFINITIONS. As used in this Agreement:

(a)               “Action” means any threatened, pending or completed action, suit, arbitration, alternate dispute resolution mechanism, investigation, inquiry, administrative hearing or any other actual, threatened or completed proceeding, whether brought in the right of the

Company or otherwise, and whether of a civil, criminal, administrative or investigative nature whether arising from facts arising prior or on or after the date hereof.

(b)               “Beneficial Owner” shall have the meaning given to such term in Rule 13d- 3 under the Exchange Act; provided, that Beneficial Owner shall exclude any person otherwise becoming a Beneficial Owner by reason of the stockholders of the Company approving a merger of the Company with another entity.

(c)               “Board” means the Board of Directors of the Company.

(d)               “Bylaws” means the Amended and Restated Bylaws of the Company, as such Amended and Restated Bylaws may hereafter be further amended from time to time.

(e)               “Certificate of Incorporation” means the Restated Certificate of Incorporation of the Company, as such Restated Certificate of Incorporation may hereafter be further amended from time to time.

(f)                A “Change in Control” shall be deemed to occur upon the earliest to occur after the date of this Agreement of any of the following events:

(i)               Upon any “person” as such term is used in Sections 13(d) and 14(d) of the Exchange Act (other than the Company, any trustee or other fiduciary holding securities under any employee benefit plan of the Company, or any company owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their ownership of Common Stock of the Company), becoming the owner (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing 30% or more of the combined voting power of the Company’s then outstanding securities;

(ii)              During any period of two (2) consecutive years, individuals who at the beginning of such period constitute the Board, and any new director (other than a director designated by a person who has entered into an agreement with the Company to effect a transaction described in paragraph (i), (iii), or (iv) of this Section or a director whose initial assumption of office occurs as a result of either an actual or threatened election contest (as such term is used in Rule 14a-11 of Regulation 14A promulgated under the Exchange Act) or other actual or threatened solicitation of proxies or consents by or on behalf of a person other than the Board) whose election by the Board or nomination for election by the Company’s stockholders was approved by a vote of at least two-thirds of the directors then still in office who either were directors at the beginning of the two-year period or whose election or nomination for election was previously so approved, cease for any reason to constitute at least a majority of the Board;

(iii)            Upon a merger or consolidation of the Company with any other corporation, other than a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) more than 50% of the combined voting power of the voting securities of

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the Company or such surviving entity outstanding immediately after such merger or consolidation; provided, however, that a merger or consolidation effected to implement a recapitalization of the Company (or similar transaction) in which no person (other than those covered by the exceptions in (i) above) acquires more than 50% of the combined voting power of the Company’s then outstanding securities shall not constitute a Change in Control of the Company; or.

(iv)             Upon approval by the stockholders of the Company of a plan of complete liquidation of the Company or an agreement for the sale or disposition by the Company of all or substantially all of the Company’s assets other than the sale or disposition of all or substantially all of the assets of the Company to a person or persons who beneficially own, directly or indirectly, at least 50% or more of the combined voting power of the outstanding voting securities of the Company at the time of the sale.

(g)               “Corporate Status” describes a person who is or was serving as a director, officer, employee or agent of the Company or, at the request of the Company, as a director, officer, employee, agent or trustee of any other Enterprise, including such service prior to the date hereof. References to “serving at the request of the Company” shall include, without limitation, any service as a director, officer, employee or agent of the Company (including such service prior to the date hereof) which imposes duties on, or involves services by, such director, officer, employee or agent with respect to an employee benefit plan, its participants or beneficiaries.

(h)               “Disinterested Director” means a director of the Company who is not and was not a party to the Proceeding in respect of which indemnification is sought by Indemnitee.

(i)                “Exchange Act” means the Securities Exchange Act of 1934, as amended.

(j)                “Enterprise” means the Company and any other corporation, limited liability company, partnership, joint venture, trust, employee benefit plan or other enterprise.

(k)               “Expenses” means all disbursements or expenses of the types customarily incurred in connection with prosecuting, defending, preparing to prosecute or defend, investigating, being or preparing to be a witness in, or otherwise participating in, a Proceeding, including (without limitation) attorneys’ fees and expenses, retainers, court costs, transcript costs, fees of experts, witness fees, travel expenses, duplicating costs, printing and binding costs, telephone charges, postage, and delivery service fees. Expenses also include disbursements and expenses incurred in connection with any appeal resulting from any Proceeding, including without limitation, the premium, security for, and other costs relating to any cost bond, supersedes bond, or other appeal bond or its equivalent.

(l)                 Reference to “fines” shall include any excise tax assessed with respect to any employee benefit plan.

(m)               A person who acted in good faith and in a manner he reasonably believed to be in the best interests of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner “not opposed to the best interests of the Company”.

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(n)               References “to the fullest extent permitted by applicable law” shall include, but not be limited to:

(i)               to the fullest extent permitted by the provision of the DGCL, as applicable, that authorizes or contemplates additional indemnification by agreement, or the corresponding provision of any amendment to or replacement of the DGCL, as applicable;

(ii)              to the fullest extent authorized or permitted by any amendments to or replacements of the DGCL adopted after the date of this Agreement that increase the extent to which a corporation may indemnify its officers and/or directors; and

(iii)            with respect to the advancement of Expenses, to the fullest extent not prohibited by Section 402 of the Sarbanes-Oxley Act of 2002 or any successor provision of law.

(o)               “Proceeding” means any Action (including any Action resulting from facts arising prior to the date hereof) in which Indemnitee was, is or will be involved (as a party or otherwise) by reason of Indemnitee’s Corporate Status, or any action taken by him or her or of any action on his or her part while acting in his or her Corporate Status (including any action taken by him or her or on his or her part prior to the date hereof), in each case whether or not serving in such capacity at the time any liability or expense is incurred for which indemnification, reimbursement, or advancement of expenses can be provided under this Agreement.

(p)               “Independent Counsel” means a law firm, or a member of a law firm, that is experienced in matters of corporation law and neither is, nor in the past five years has been, retained to represent: (i) the Company or Indemnitee in any matter material to any such party (other than with respect to matters concerning the Indemnitee under this Agreement, or of other indemnitees under similar indemnification agreements), or (ii) any other party to the Proceeding giving rise to a claim for indemnification hereunder. “Independent Counsel” shall not include any person who, under the applicable standards of professional conduct then prevailing, would have a conflict of interest in representing any of the Company or Indemnitee in an action to determine Indemnitee’s rights under this Agreement. The Company shall pay the reasonable fees and expenses of the Independent Counsel and fully indemnify such counsel against any and all Expenses, claims, liabilities and damages arising out of or relating to this Agreement or its engagement pursuant hereto.

3.                  THIRD-PARTY PROCEEDINGS. If Indemnitee was is or becomes, or was, is or becomes threatened to be made, a party to or a participant in any Proceeding, other than a Proceeding by or in the right of the Company to procure a judgment in its favor against Indemnitee, the Company shall indemnify Indemnitee to the fullest extent permitted by applicable law against all Expenses, judgments, fines and amounts paid in settlement actually and reasonably incurred, directly or indirectly, by or behalf of Indemnitee in connection with such Proceeding or any claim, issue or matter therein, if Indemnitee acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Company and, in the case of a criminal proceeding, had no reasonable cause to believe that his or her conduct was unlawful. Indemnitee shall not enter into (and shall not be entitled to indemnification for) any settlement in connection with a Proceeding pursuant to this Section 3 without the prior written consent of the Company (which shall not be unreasonably withheld), and the Company may settle such a Proceeding on

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behalf of Indemnitee, but only with the prior written consent of Indemnitee (which shall not be unreasonably withheld), except that Indemnitee’s consent to a settlement shall not be required if the sole relief provided is monetary damages that are paid by the Company and such settlement would not result in (i) the imposition of a consent order, injunction or decree that would restrict the future activity or conduct of Indemnitee, (ii) a finding or admission of a violation of law or violation of the rights of any person by Indemnitee, (iii) a finding or admission that would have an adverse effect on other claims made or threatened against Indemnitee, or (iv) any monetary liability of Indemnitee that will not be promptly paid or reimbursed by the Company. Notwithstanding the foregoing, the Company shall not be obligated to (x) indemnify Indemnitee for the disgorgement of profits arising from the purchase or sale of securities of the Company in violation of Section 16(b) of the Exchange Act, or (y) indemnify or advance funds to Indemnitee for Indemnitee’s reimbursement to the Company of any bonus or incentive-based or equity-based compensation previously received by Indemnitee or payment of any profits realized by Indemnitee from the sale of securities of the Company, as required in each case under the Exchange Act (including but not limited to any such reimbursement under Section 304 of the Sarbanes-Oxley Act of 2002 or Section 954 of the Dodd-Frank Wall Street Reform and Consumer Protection Act in connection with an accounting restatement of the Company or the payment of the Company of profits arising from the purchase or sale by Indemnitee of securities in violation of Section 306 of the Sarbanes-Oxley Act).

4.                  PROCEEDINGS BY OR IN THE RIGHT OF THE COMPANY. If Indemnitee was is or becomes, or was, is or becomes threatened to be made, a party to or a participant in any Proceeding by or in the right of the Company to procure a judgment in its favor, the Company shall indemnify Indemnitee to the fullest extent permitted by applicable law against all Expenses actually and reasonably incurred, directly or indirectly, by or on behalf of Indemnitee in connection with such Proceeding or any claim, issue or matter therein, if Indemnitee acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Company.

5.                 PARTY WHO IS WHOLLY OR PARTLY SUCCESSFUL.

(a)               Notwithstanding any other provisions of this Agreement, to the fullest extent permitted by applicable law:

(i)            To the extent that Indemnitee is a party to (or a participant in) and is successful, on the merits or otherwise, in defense of any Proceeding or in defense of any claim, issue or matter therein, in whole or in part, the Company shall indemnify Indemnitee against all Expenses actually and reasonably incurred, directly or indirectly, by or on behalf of Indemnitee in connection therewith.

(ii)            If Indemnitee is successful, on the merits or otherwise, as to one or more but less than all claims, issues or matters in such Proceeding, the Company shall indemnify Indemnitee against all Expenses actually and reasonably incurred, directly or indirectly, by or on behalf of Indemnitee in connection with (x) each successfully resolved claim, issue or matter and (y) each claim, issue, or matter related to any claim, issue or matter on which the Indemnitee was successful.

(b)               For purposes of this Section and without limitation, the termination of any claim, issue or matter in such a Proceeding by dismissal, with or without prejudice, shall be deemed

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to be a successful result as to such claim, issue or matter.

6.                  INDEMNIFICATION FOR EXPENSES OF A WITNESS. Notwithstanding any other provision of this Agreement, to the fullest extent permitted by applicable law, the Company shall indemnify Indemnitee against all Expenses directly or indirectly incurred by or on behalf of Indemnitee if, by reason of his or her Corporate Status, Indemnitee is a witness in any Action to which Indemnitee is not a party.

7.                  ADDITIONAL INDEMNIFICATION. Notwithstanding any limitation in Sections 3, 4, or 5, the Company shall indemnify Indemnitee to the fullest extent permitted by applicable law if Indemnitee was, is or becomes, or was, is or becomes threatened to be made a party to any Proceeding (including a Proceeding by or in the right of the Company to procure a judgment in its favor) against all Expenses, judgments, fines and amounts paid in settlement actually and reasonably incurred, directly or indirectly, by or on behalf of Indemnitee in connection with the Proceeding. Indemnitee shall not enter into (and shall not be entitled to indemnification for) any settlement in connection with a Proceeding pursuant to this Section 7 without the prior written consent of the Company (which shall not be unreasonably withheld), and the Company may settle such a Proceeding on behalf of Indemnitee, but only with the prior written consent of Indemnitee (which shall not be unreasonably withheld), except that Indemnitee’s consent to a settlement shall not be required if the sole relief provided is monetary damages that are paid by the Company and such settlement would not result in (i) the imposition of a consent order, injunction or decree that would restrict the future activity or conduct of Indemnitee, (ii) a finding or admission of a violation of law or violation of the rights of any person by Indemnitee, (iii) a finding or admission that would have an adverse effect on other claims made or threatened against Indemnitee, or (iv) any monetary liability of Indemnitee that will not be promptly paid or reimbursed by the Company.

8.                  EXCLUSIONS. The Company shall not be obligated under this Agreement to make any indemnity or advancement in connection with any claim made against Indemnitee:

(a)               for an accounting of profits made from the purchase and sale (or sale and purchase) by Indemnitee of securities of the Parent within the meaning of Section 16(b) of the Exchange Act, or similar provisions of other federal or state statutory law or common law;

(b)               subject to Section 13(d), in connection with any Proceeding (or any part of any Proceeding) initiated by Indemnitee, unless: (i) such indemnification is expressly required to be made by applicable law; (ii) the Board authorized the Proceeding (or any part of any Proceeding) prior to its initiation; or (iii) the Company provides the indemnification, in its sole discretion, pursuant to the powers vested in the Company to the fullest extent permitted by applicable law; or

(c)               that is prohibited by applicable law (including the rules of any national securities exchange on which shares of the Company’s capital stock are listed for trading).

9.                  ADVANCES OF EXPENSES. Notwithstanding any provision of this Agreement, to the fullest extent permitted by applicable law, the Company shall advance the Expenses incurred by or on behalf of Indemnitee, or reasonably expected to be incurred by or on behalf of the Indemnitee, in connection with any Proceeding within 20 days after the receipt by the Company of a statement or statements requesting such advances (which shall include reasonable supporting documentation, including invoices received by Indemnitee in connection with such Expenses but,

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in the case of invoices in connection with legal services, any references to legal work performed or to expenditures made that would cause Indemnitee to waive any privilege accorded by applicable law shall not be included with the invoice) from time to time, whether prior to or after final disposition of any Proceeding. Advances shall be unsecured and interest free, and made without regard to Indemnitee’s ability to repay the expenses or ultimate entitlement to indemnification under the other provisions of this Agreement. Advances shall include all reasonable Expenses incurred pursuing an Action to enforce this right of advancement, including Expenses incurred preparing and forwarding statements to the Company to support the advances claimed. The Indemnitee shall qualify for advances solely upon the execution and delivery to the Company of this Agreement, which shall constitute an undertaking, solely in the event that such an undertaking is required by Section 145 of the DGCL, by the Indemnitee to repay the advance to the extent that (a) it is ultimately determined by a court of competent jurisdiction in a final judgment, not subject to appeal, that Indemnitee is not entitled to be indemnified by the Company and (b) the actual Expenses incurred by the Indemnitee are less than the amount advanced by the Company. The right to advances under this paragraph shall in all events continue until final disposition of any Proceeding, including any appeal therein. This Section 9 shall not apply to any claim made by Indemnitee for which indemnity is excluded pursuant to Section 8.

10.                  PROCEDURE FOR NOTIFICATION AND DEFENSE OF CLAIM.

(a)               Within 30 days after service of process of Indemnitee relating to notice of the commencement of any Proceeding, Indemnitee shall submit to the Company a written request, including such documentation and information as is reasonably available to Indemnitee and is reasonably necessary to determine whether and to what extent Indemnitee is entitled to indemnification. The failure to notify the Company within such period will not relieve the Company from any liability that it may have to Indemnitee (i) under this Agreement except to the extent the failure adversely affects the Company’s rights, legal position, ability to defend or ability to obtain insurance coverage with respect to such Proceeding or (ii) otherwise than under this Agreement. The Secretary of the Company shall advise the Board in writing within 72 hours after receipt of such a request for indemnification.

(b)               If the Company shall be obligated to pay the Expenses in connection with any Proceeding against the Indemnitee (other than a Proceeding by or in the right of the Company to procure a judgment in its favor), the Company shall be entitled to assume and control the defense of such Proceeding (with counsel consented to by the Indemnitee, which consent shall not be unreasonably withheld), upon the delivery to the Indemnitee of written notice of its election so to do. After delivery of such notice, consent to such counsel by the Indemnitee and the retention of such counsel by the Company, the Company will not be liable to the Indemnitee under this Agreement for any fees of separate counsel subsequently incurred by the Indemnitee with respect to the same Proceeding, provided that the reasonable fees and expenses of Indemnitee’s counsel shall be at the expense of the Company if:

(i)               the employment of separate counsel by the Indemnitee has been previously authorized by the Company;

(ii)              the Indemnitee or counsel selected by the Company shall have concluded that there may be a conflict of interest between the Company and the Indemnitee or among Indemnitees jointly represented in the conduct of any such defense; or

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(iii)            the Company shall not, in fact, have employed counsel, to which Indemnitee has consented as aforesaid, to assume the defense of such Proceeding.

(c)               The Company may participate in the Proceeding at its own expense.

11.                 PROCEDURE UPON APPLICATION FOR INDEMNIFICATION.

(a)               Upon written request by Indemnitee for indemnification pursuant to the first sentence of Section 10(a), a determination, if required by applicable law, with respect to Indemnitee’s entitlement thereto shall be made in the specific case:

(i)               if a Change in Control has occurred and Indemnitee so requests, by Independent Counsel in a written opinion to the Board, a copy of which shall be delivered to Indemnitee; or

(ii)              in any circumstance not covered by the preceding clause (i),

(A)             by a majority vote of the Disinterested Directors, even though less than a quorum of the Board,

(B)             by a committee of Disinterested Directors designated by a majority vote of the Disinterested Directors, even though less than a quorum of the Board,

(C)             if there are no such Disinterested Directors or, if such Disinterested Directors so direct, by Independent Counsel in a written opinion to the Board, a copy of which shall be delivered to Indemnitee, or

(D)             if so directed by the Board, by the stockholders of the Company.

If it is so determined that Indemnitee is entitled to indemnification, payment to Indemnitee shall be made within 10 days after such determination.

Indemnitee shall cooperate with the person, persons or entity making such determination with respect to Indemnitee’s entitlement to indemnification, including providing to such person, persons or entity upon reasonable advance request any documentation or information that is not privileged or otherwise protected from disclosure and reasonably available to Indemnitee and reasonably necessary to such determination. Any Expenses incurred by Indemnitee in so cooperating with the person, persons or entity making such determination shall be borne by the Company (irrespective of the determination as to Indemnitee’s entitlement to indemnification) and the Company hereby indemnifies and agrees to hold Indemnitee harmless therefrom.

(b)               If the determination of entitlement to indemnification is to be made by Independent Counsel, the Independent Counsel shall be selected as follows.

(i)               If a Change in Control shall not have occurred, the Independent Counsel shall be selected by the Board, and the Company shall give written notice to Indemnitee advising him or her of the identity of the Independent Counsel so selected.

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(ii)              If a Change in Control shall have occurred, the Independent Counsel shall be selected by Indemnitee (unless he shall request that such selection be made by the Board, in which event the preceding sentence shall apply), and Indemnitee shall give written notice to the Company advising it of the identity of the Independent Counsel so selected.

In either event, Indemnitee or the Company, as the case may be, may, within 10 days after such written notice of selection shall have been given, deliver to the Company or to Indemnitee, as the case may be, a written objection to such selection; provided, that such objection may be asserted only on the ground that the Independent Counsel so selected does not meet the requirements of “Independent Counsel” as defined in Section 2 of this Agreement, and the objection shall set forth with particularity the factual basis of such assertion. Absent a proper and timely objection, the person so selected shall act as Independent Counsel. If such written objection is so made and substantiated, the Independent Counsel so selected may not serve as Independent Counsel unless and until such objection is withdrawn or a court has determined that such objection is without merit. If, within the later of (A) 20 days after submission by Indemnitee of a written request for indemnification pursuant to Section 10(a) hereof and (B) the final disposition of the Proceeding, including any appeal therefrom, no Independent Counsel shall have been selected and not objected to, either the Company or Indemnitee may petition a court of competent jurisdiction for resolution of any objection which shall have been made by the Company or Indemnitee to the other’s selection of Independent Counsel and/or for the appointment as Independent Counsel of a person selected by the Court or by such other person as the Court shall designate, and the person with respect to whom all objections are so resolved or the person so appointed shall act as Independent Counsel under Section 11(a) hereof. Upon the due commencement of any judicial proceeding or arbitration pursuant to Section 13(a) of this Agreement, Independent Counsel shall be discharged and relieved of any further responsibility in such capacity (subject to the applicable standards of professional conduct then prevailing).

12.                 PRESUMPTIONS AND EFFECT OF CERTAIN PROCEEDINGS.

(a)               In making a determination with respect to entitlement to indemnification hereunder, the person or persons or entity making such determination shall presume that Indemnitee is entitled to indemnification under this Agreement if Indemnitee has submitted a request for indemnification in accordance with Section 10(a) of this Agreement, and the Company shall have the burden of proof to overcome that presumption in connection with the making by any person, persons or entity of any determination contrary to that presumption.

(b)               Neither the failure of the Company (including by its directors or Independent Counsel) to have made a determination prior to the commencement of any action pursuant to this Agreement that indemnification is proper in the circumstances because Indemnitee has met the applicable standard of conduct, nor an actual determination by the Company (including by its directors or Independent Counsel) that Indemnitee has not met such applicable standard of conduct, shall be a defense to the action or create a presumption that Indemnitee has not met the applicable standard of conduct.

(c)               If the person, persons or entity empowered or selected to determine whether Indemnitee is entitled to indemnification shall not have made a determination within 60 days after

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receipt by the Company of the request therefor, the requisite determination of entitlement to indemnification shall be deemed to have been made and Indemnitee shall be entitled to such indemnification, absent a prohibition of such indemnification under applicable law; provided, that

(i)               such 60-day period may be extended for a reasonable time, not to exceed an additional 30 days, if the person, persons or entity making the determination with respect to entitlement to indemnification in good faith requires such additional time for the obtaining or evaluating of documentation and/or information relating thereto; and

(ii)              the provisions of this Section 12(c) shall not apply (1) if the determination of entitlement to indemnification is to be made by the stockholders pursuant to Section 11(a) of this Agreement and if (A) within 15 days after receipt by the Company of the request for such determination the Board has resolved to submit such determination to the stockholders for their consideration at an annual meeting thereof to be held within 75 days after such receipt and such determination is made thereat, or (B) a special meeting of stockholders is called within 15 days after such receipt for the purpose of making such determination, such meeting is held for such purpose within 60 days after having been so called and such determination is made thereat, or (2) if the determination of entitlement to indemnification is made by Independent Counsel pursuant to Section 11(a) of this Agreement.

(d)               The termination of a Proceeding or of any claim, issue or matter therein, by judgment, order, settlement or conviction, or upon a plea of nolo contendere or its equivalent, shall not of itself adversely affect the right of Indemnitee to indemnification or create a presumption that Indemnitee did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the Company or, with respect to any criminal Proceeding, that Indemnitee had reasonable cause to believe that his or her conduct was unlawful.

(e)               Indemnitee shall be deemed to have acted in good faith if Indemnitee’s action is based on the records or books of account of the Enterprise, including financial statements, or on information supplied to Indemnitee by the officers of the Enterprise in the course of their duties, or on the advice of legal counsel for the Enterprise or on information or records given or reports made to the Enterprise by an independent certified public accountant or by an appraiser or other expert selected with the reasonable care by the Enterprise. The provisions of this Section 12(e) shall not be deemed to be exclusive or to limit in any way the other circumstances in which the Indemnitee may be deemed to have met the applicable standard of conduct set forth in this Agreement.

(f)                The knowledge and/or actions, or failure to act, of any director, officer, agent or employee of any Enterprise shall not be imputed to Indemnitee for purposes of determining the right to indemnification under this Agreement.

13.                 REMEDIES OF INDEMNITEE.

(a) If

(i)               a determination is made pursuant to Section 11 of this Agreement that Indemnitee is not entitled to indemnification under this Agreement,

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(ii)              advancement of Expenses is not timely made pursuant to Section 9 of this Agreement,

(iii)             no determination of entitlement to indemnification shall have been made pursuant to Section 11(a) of this Agreement within 60 days (or, if Section 12(c)(i) shall apply, 90 days) after receipt by the Company of the request for indemnification that did not include a request for Independent Counsel,

(iv)             payment of indemnification is not made pursuant to Section 5 or 6 or the last sentence of Section 11(a) of this Agreement within 10 days after receipt by the Company of a written request therefor, or

(v)             payment of indemnification pursuant to Section 3, 4 or 7 of this Agreement is not made within 10 days after a determination has been made that Indemnitee is entitled to indemnification, Indemnitee shall be entitled to an adjudication by a court of his or her entitlement to such indemnification or advancement of Expenses, as the case may be. Alternatively, Indemnitee, at his or her option, may seek an award in arbitration to be conducted by a single arbitrator pursuant to the Commercial Arbitration Rules of the American Arbitration Association. The Indemnitee shall commence such proceeding seeking an adjudication or an award in arbitration within 180 days following the date on which the Indemnitee first has the right to commence such proceeding pursuant to this Section 13(a); provided, however, that the foregoing time limitation shall not apply in respect of a proceeding brought by Indemnitee to enforce his or her or her rights under Section 5 of this Agreement. The Company shall not oppose Indemnitee’s right to seek any such adjudication or award in arbitration.

(b)               If a determination shall have been made pursuant to Section 11(a) of this Agreement that Indemnitee is not entitled to indemnification, any judicial proceeding or arbitration commenced pursuant to this Section 13 shall be conducted in all respects as a de novo trial, or arbitration, on the merits and Indemnitee shall not be prejudiced by reason of that adverse determination. In any judicial proceeding or arbitration commenced pursuant to this Section 13, the Company shall have the burden of proving Indemnitee is not entitled to indemnification or advancement of Expenses, as the case may be.

(c)               If a determination shall have been made pursuant to Section 11(a) of this Agreement that Indemnitee is entitled to indemnification, the Company shall be bound by such determination in any judicial proceeding or arbitration commenced pursuant to this Section 13, absent (i) a prohibition of such indemnification under applicable law and (ii) a misstatement by the Indemnitee of a material fact, or an omission of a material fact necessary to make the Indemnitee’s statement not materially misleading, in connection with the request for indemnification.

(d)               The Company shall be precluded from asserting in any judicial proceeding or arbitration commenced pursuant to this Section 13 that the procedures and presumptions of this Agreement are not valid, binding and enforceable and shall stipulate in any such court or before any such arbitrator that the Company is bound by all the provisions of this Agreement. The Company shall indemnify Indemnitee against any and all Expenses and, if requested by Indemnitee, shall (within 10 days after receipt by the Company of a written request therefor), to

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the fullest extent permitted by applicable law, advance such expenses to Indemnitee, which are incurred by Indemnitee in connection with any Action brought by Indemnitee for indemnification or advance of Expenses from the Company under this Agreement or under any directors’ and officers’ liability insurance policies maintained by the Company, regardless of whether Indemnitee ultimately is determined to be entitled to such indemnification, advancement of Expenses or insurance recovery, provided that the Indemnitee shall not be entitled to be so indemnified, and shall repay any such advances, if it is judicially determined that such Action was not brought or maintained by the Indemnitee in good faith.

(e)               Notwithstanding anything in this Agreement to the contrary, no determination as to entitlement to indemnification under this Agreement shall be required to be made prior to the final disposition of the Proceeding, including any appeal therein.

14.                 NON-EXCLUSIVITY; SURVIVAL OF RIGHTS; SUBROGATION.

(a)               The rights provided by this Agreement shall not be deemed exclusive of any other rights to which Indemnitee may at any time be entitled under applicable law, the Certificate of Incorporation, the Bylaws, any agreement, a vote of stockholders or a resolution of directors, or otherwise. No amendment, alteration or repeal of this Agreement or of any provision hereof shall limit or restrict any right of Indemnitee under this Agreement in respect of any action taken or omitted by such Indemnitee prior to such amendment, alteration or repeal. To the extent that a change in Delaware law, whether by statute or judicial decision, permits greater indemnification or advancement of Expenses than would be afforded currently under the Bylaws and this Agreement, it is the intent of the parties hereto that Indemnitee shall enjoy by this Agreement the greater benefits so afforded by such change. No right or remedy herein conferred is intended to be exclusive of any other right or remedy, and every other right and remedy shall be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other right or remedy.

(b)               To the extent that the Company maintains an insurance policy or policies providing liability insurance for directors, officers, employees, or agents of the Company or of any other corporation, partnership, joint venture, trust, employee benefit plan or other Enterprise which such person serves at the request of the Company, Indemnitee shall be an insured under such policy or policies in accordance with its or their terms to the maximum extent of the coverage available for any such director, officer, employee or agent under such policy or policies. The Company shall promptly notify Indemnitee of any material change in any such policy. The Company may, but will not be required to, create a trust fund, grant a security interest or use other means, including, without limitation, a letter of credit, to ensure the payment of such amounts as may be necessary to satisfy the obligations to indemnify and advance Expenses pursuant to this Agreement. If, at the time of the receipt of a notice of a claim pursuant to the terms hereof, the Company has director and officer liability insurance in effect, the Company shall give prompt notice of the commencement of such proceeding to the insurers in accordance with the procedures set forth in the respective policies. The Company and Indemnitee shall mutually cooperate and take all reasonable actions to cause such insurers to pay on behalf of the insureds, all amounts payable as a result of such proceeding in accordance with the terms of all applicable policies.

(c)               The Company shall be subrogated to the extent of any payment under this

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Agreement to all of the rights of recovery of Indemnitee, who shall execute all papers required and take all action necessary to secure such rights, including execution of such documents as are necessary to enable the Company to bring suit to enforce such rights.

(d)               The Company shall not be liable under this Agreement to make any payment of amounts otherwise indemnifiable (or for which advancement is provided hereunder) hereunder if and to the extent that Indemnitee has otherwise actually received such payment under any insurance policy, the Certificate of Incorporation, the Bylaws, contract, agreement or otherwise.

(e)               The Company’s obligation to indemnify or advance Expenses hereunder to Indemnitee who is or was serving at the request of the Company as a director, officer, employee or agent of any Enterprise shall be reduced by any amount Indemnitee has actually received as indemnification or advancement of expenses from such other Enterprise.

15.              DURATION OF AGREEMENT, SUCCESSORS AND ASSIGNS. This Agreement shall continue until and terminate upon the later of: (a) ten years after Indemnitee has ceased to occupy any positions or have any relationships described in Section 1 of this Agreement; and (b) one year after the final termination of all Actions pending or threatened during such period to which Indemnitee may be subject by reason of Indemnitee’s Corporate Status or by reason of anything done or not done by Indemnitee in any such capacity. This Agreement shall be binding upon each of the Company and its successors and assigns and shall inure to the benefit of and be enforceable by Indemnitee and his or her personal and legal representatives, heirs, executors, administrators, distributees, legatees and other successors. The Company shall require and cause any successor, and any direct or indirect parent of any successor, whether direct or indirect by purchase, merger, consolidation or otherwise, to all, substantially all or a substantial part, of the business and/or assets of the Company, by written agreement in form and substance satisfactory to Indemnitee, expressly to assume and agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform if no such succession had taken place.

16.              SEVERABILITY. If any provision or provisions of this Agreement or any application of any provision hereof shall be held to be invalid, illegal or unenforceable for any reason whatsoever: (a) the validity, legality and enforceability of the remaining provisions of this Agreement (including without limitation, each portion of any Section of this Agreement containing any such provision held to be invalid, illegal or unenforceable, that is not itself invalid, illegal or unenforceable) shall not in any way be affected or impaired thereby and shall remain enforceable to the fullest extent permitted by law; (b) such provision or provisions shall be deemed reformed to the extent necessary to conform to applicable law and to give the maximum effect to the intent of the parties hereto; and (c) to the fullest extent possible, the provisions of this Agreement (including, without limitation, each portion of any Section of this Agreement containing any such provision held to be invalid, illegal or unenforceable, that is not itself invalid, illegal or unenforceable) shall be construed so as to give effect to the intent manifested thereby.

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17.              ENFORCEMENT.

(a)               The Company expressly confirms and agrees that it has entered into this Agreement and assumed the obligations imposed on it hereby to induce Indemnitee to serve as an officer and/or director of the Company, and the Company acknowledges that Indemnitee is relying upon this Agreement in serving as an officer and/or director of the Company.

(b)               This Agreement constitutes the entire agreement between the parties hereto with respect to the subject matter hereof and supersedes all prior agreements and understandings, oral, written and implied, between the parties hereto with respect to the subject matter hereof; provided, that this Agreement is a supplement to and in furtherance of the Certificate of Incorporation, the Bylaws and applicable law, and shall not be deemed a substitute therefor, nor to diminish or abrogate any rights of Indemnitee thereunder.

18.              MODIFICATION AND WAIVER. No supplement, modification or amendment, or waiver of any provision, of this Agreement shall be binding unless executed in writing by the parties thereto. No waiver of any of the provisions of this Agreement shall be deemed or shall constitute a waiver of any other provisions of this Agreement nor shall any waiver constitute a continuing waiver.

19.              NOTICE BY INDEMNITEE. Indemnitee agrees to promptly notify the Company in writing upon being served with any summons, citation, subpoena, complaint, indictment, information or other document relating to any Proceeding or matter which may be subject to indemnification or advancement of Expenses covered hereunder. The failure of Indemnitee to so notify the Company shall not relieve the Company of any obligation which it may have to the Indemnitee under this Agreement or otherwise.

20.              NOTICES. Any notices or other communications required or permitted under, or otherwise in connection with this Agreement, shall be in writing and shall be deemed to have been duly given when delivered in person or upon confirmation of receipt when transmitted by facsimile transmission (but only if followed by transmittal by national overnight courier or hand delivery on the next business day) or on receipt after dispatch by registered or certified mail, postage prepaid, addressed, or on the next business day if transmitted by national overnight courier, in each case as follows: (i) if to the Company, directed to the Chief Operating Officer at his or her principal place of business; and (ii) if to the Indemnitee, to such address as set forth below his or her name on the signature page to this Agreement; or such other persons or addresses as shall be furnished in writing by the Indemnitee to the Company.

21.              CONTRIBUTION. To the fullest extent permissible by applicable law, if the indemnification provided for in this Agreement is unavailable to Indemnitee for any reason whatsoever, the Company, in lieu of indemnifying Indemnitee, shall contribute to the amount incurred by Indemnitee, whether for judgments, fines, penalties, excise taxes, amounts paid or to be paid in settlement and/or for Expenses, in connection with any claim relating to an indemnifiable event under this Agreement, in such proportion as is deemed fair and reasonable in light of all of the circumstances of such Proceeding in order to reflect (i) the relative benefits received by the Company and Indemnitee as a result of the event(s) and/or transaction(s) giving cause to such Proceeding; and/or (ii) the relative fault of the Company (and its directors, officers, employees and agents) and Indemnitee in connection with such event(s) and/or transaction(s).

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22.              APPLICABLE LAW AND CONSENT TO JURISDICTION. This Agreement and the legal relations among the parties shall be governed by, and construed and enforced in accordance with, the laws of the State of Delaware, without regard to its conflict of laws rules. Except with respect to any arbitration commenced by Indemnitee pursuant to Section 13 of this Agreement, the Company and Indemnitee hereby irrevocably and unconditionally (i) agree that any action or proceeding arising out of or in connection with this Agreement shall be brought only in the Court of Chancery of the State of Delaware (the “Delaware Court”), and not in any other state or federal court in the United States of America or any court in any other country, (ii) consent to submit to the exclusive jurisdiction of the Delaware Court for purposes of any action or proceeding arising out of or in connection with this Agreement, (iii) to the fullest extent permitted by law, agree to accept service of process as to any action or proceeding arising out of or in connection with this Agreement and other papers in connection with any such action or proceeding in the same manner as provided by Section 20 with respect to the giving of notices or in any other manner as may be permitted by law, shall be valid and sufficient service thereof (iv) waive any objection to the laying of venue of any such action or proceeding in the Delaware Court, and (v) waive, and agree not to plead or to make, any claim that any such action or proceeding brought in the Delaware Court has been brought in an improper or inconvenient forum.

23.              IDENTICAL COUNTERPARTS. This Agreement may be executed in one or more counterparts, each of which shall for all purposes be deemed to be an original but all of which together shall constitute one and the same Agreement. Only one such counterpart signed by the party against whom enforceability is sought needs to be produced to evidence the existence of this Agreement.

24.            MISCELLANEOUS. Pronouns apply equally to the masculine, feminine, and neuter gender forms of such terms. The headings of the sections of this Agreement are inserted for convenience only and shall not be deemed to constitute part of this Agreement or to affect the construction thereto.

IN WITNESS WHEREOF, the parties have caused this Agreement to be signed as of ___.

COMTECH TELECOMMUNICATIONS CORP.

By:
Name:
Title:

[Indemnitee]

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